UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2015

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 492-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 12, 2015, Diamond Offshore Drilling, Inc. (the “Company”) entered into dealer agreements (the “Dealer Agreements”) with certain investment banks (each, a “Dealer”) relating to a $1.5 billion commercial paper program (the “CP Program”). A national bank will act as issuing and paying agent for the CP Program. Proceeds from issuances under the CP Program may be used for general corporate purposes.

The Dealer Agreements provide the terms under which the Dealers may either purchase from the Company or arrange for the sale by the Company of unsecured commercial paper notes, which are short-term promissory notes (the “Notes”), pursuant to a private placement exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes may vary, but may not exceed 397 days from the date of issuance, and the aggregate principal amount of Notes outstanding at any one time may not exceed $1.5 billion. The Notes will be issued, at the option of the Company, either at a discounted price to their principal face value or will bear interest, which may be at a fixed or floating rate. The Notes are not redeemable or subject to voluntary prepayment by the Company prior to maturity. The Company’s revolving credit facility provides liquidity for the payment obligations of the Company in respect of the Notes issued under the CP Program, and unless the Company changes the terms of the CP Program, the aggregate amount of Notes outstanding at any time will not exceed the amount available under the revolving credit facility. As of the date hereof, the Company has not issued any Notes.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The description of the Dealer Agreements above is a summary and is qualified in its entirety by the form of Dealer Agreement which is filed as Exhibit 10.1 hereto.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and may only be offered and sold in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable securities laws. The information in this report is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

10.1	Form of Commercial Paper Dealer Agreement between the Company and the Dealer party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

Dated: February 12, 2015

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